This presentation may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward- looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our affiliate companies, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our other Securities and Exchange Commission filing and other public documents, including our 2002 Annual Report on Form 10-K/SB, our Quarterly Report on Form 10-Q/SB for the period ending June 30, 2003, which can be found on our corporate Web site, www.xrginc.com. Disclaimer

Our Business XRG, Inc. is currently a profitable public Company established in November 2000 The Company has identified a significant opportunity to acquire profitable, established medium-sized (under $75M in revenue) truckload carriers in this industry with long-term customer relationships Proprietary IT systems will cut costs, enable access to real-time information and enhance communications, which will provide a more efficient operating environment for its acquisitions

Key Facts Symbol: XRGC (OTC BB) Corporate Headquarters: Tampa, Fl. Current Price (5/24/04): $0.30 52-Week Range: $0.19-$1.45 Average Volume (90 days): 85,979 Total Shares Outstanding*: 170,458,333 Debt: $8.5 million Significant Holders: Barron Capital Advisors holds 108.3 million shares Revenue Run Rate: $50 million EBITDA Run Rate: $4.8 million Does not include outstanding warrants and options

Opportunity Goal is to build a major trucking platform Revenue goal of $500 million in 24 months XRG management believes that they can address the industry with Internal policies that restrict debt to 11/2 times EBITDA Matching available freight with available equipment A unique Driver Pay system and user friendly internet facilities for drivers Management of cost centers During its first 6 months of operations, XRG Logistics showed a 16% increase in efficiency after the implementation of advanced technology. Revenue jumped from $0.90 per mile to $1.25 per mile all miles.

Trucking Company Consolidation Challenges Primary reasons consolidations have failed High Leverage Poor Fleet Integration Industry risks to consolidations Fuel Price Increases Poor Driver Retention Programs

Highly Fragmented Industry The truckload transport industry is a substantial, highly fragmented industry. The total truckload market in the US generated over $400 billion in revenue this past year. The top 100 carriers accounted for less than $70 billion, and the top ten carriers accounting for less than 3% of revenue. There are an estimated 350,000 carriers, the majority of which have small fleets or are owner operators. The industry is ripe with opportunity to build market share through outsourcing and consolidation. Total Number of Over the Road trucks in the US

XRG Expertise/Acquisition Synergies Insurance Costs Safety Compliance DOT Compliance, State Regulations, Carrier Auditing, Drug Testing Finance Consolidation of administrative functions Efficient utilization of resources (backhaul) Automation of dispatch system Driver Retention XRG, Inc has purchased the G&A department of R&R Express, Inc to fulfill the Administrative Service function including Billing and Accounts Receivable, Accounts Payable and Safety. R&R Express has developed an outstanding DOT rating in recent years and is overseeing the implementation of policies and procedures through the network of XRG, Inc. subsidiaries.

Our Customers XRG Logistics, Inc. - J. Bently Companies Division Lazy Boy Furniture Company 40% Rock Tenn Paper Company 25% Chattem Drug, Inc. 15% Bowater Paper Company 5% Johnson Controls, Inc. 5% Others 10% 100 XRG Logistics, Inc. - Highbourne Division Quebecor World Logistics, Inc. 20% American Standard Company 20% Schneider Logistics, Inc. 10% CH Robinson Company 15% Plastipak Packaging, Inc. 10% Kraft Foods, Inc. 10% Other 15% 100 Express Freight Systems, Inc. Imperial Sugar, Inc. 18% Del Monte Foods, Inc. 15% Goodman Manufacturing, Inc. 15% Gilbert West, Inc. 8% Kohler Corporation 10% Berkline Furniture 15% General Electric 8% Others 11% 100 The Company's acquisitions have brought it a mature and diversified customer base.

Company vs Owner Operator XRG operates approximately 400 trucks 20% Company Owned Can be told where to go Company pays all expenses 80% Owner Operator XRG pays flat per mile-- variable expense Operator pays for fuel, repairs and maintenance, equipment payments Choosier about destinations Eventual target mix goal is a mixture of 50%/50% at $500 million revenues

The Competition

Kevin Brennan, CEO Mr. Brennan was co-founder and CFO of a truckload carrier that grew to $60 million in revenue in four years, while achieving profitability from inception. He hired and directed a staff that developed the proprietary automated IT systems that enabled the company to control and monitor over 100 divisions including both asset and non-asset based truck companies. Mr. Brennan organized and designed the company's accounting systems so that within six months the company was able to be audited by a big eight public accounting firm, enabling Mr. Brennan to begin negotiating with a number of major financial institutions to obtain a multimillion-dollar credit facility with the Bank of New England, as well as an equity investment with the bank's venture capital arm, New England Capital. He was responsible for negotiating the purchase and finance of over 100 tractors and trailers for the company. Mr. Brennan provided consulting services in the truckload transport industry, assisting companies in the acquisition of truckload carriers. He provided expertise in negotiating and valuing deals, conducting the necessary due diligence, and assisting in arranging financing for the transactions. He was involved in several successfully completed transactions throughout the Eastern US. Mr. Brennan has over 10 years of public accounting experience, including auditing of public companies, and is a licensed CPA. He attended Ohio University, and graduated with high honors from Robert Morris University, Pittsburgh, PA with a BSBA in Accounting. XRG, Inc - Tampa, FL Donald Huggins, Chairman Mr. Huggins is a financial and management consultant who was responsible for bringing XRG to the investment public. He provides advisory services and introductions for the Company to financial institutions, strategic partners, and potential merger opportunities and assists in developing business for clients. Mr. Huggins has served as Chief Operating Officer, Chief Financial Officer, and Director of Business Development and Strategic Alliances for other publicly traded companies. Previously, Mr. Huggins' career was focused on organizing and acquiring premium real estate development projects, through a rollup strategy, for his privately held development company.

Rich Francis, President, COO Mr. Richard S Francis, President, Chief Operating Officer. Mr. Francis has over twenty-five years experience in the truckload carrier industry. He currently serves as the President of R & R Express the company XRG is targeting for acquisition, as well as the President of R&R Express Intermodal and XRG G&A, Inc. wholly owned subsidiaries of XRG. Under Mr. Francis' leadership R&R grew rapidly from $6 million in revenue to over $30 million, and has consistently achieved profitability. Mr. Francis was also responsible for developing the safety department, which allowed R&R to achieve insurance rates below the industry norms. Mr. Francis graduated with honors from Penn State University with a degree in logistics. XRG, Inc - Tampa, FL Larry Berry, E.V.P. New Business Development Mr. Berry began his transportation career in 1977 joining Ligon Specialized Hauler, a truck load carrier, in their sales department. He was promoted to VP Sales in 1979, and then to VP General Manager Van Operations in 1986. Ligon became one of the core group of companies to form Landstar; Mr. Berry was one of the originating officers at Landstar. His primary responsibility has been in business development throughout his transportation career. After Landstar Mr. Berry headed up a new agent based program at Paschall Truck Lines growing that program to 30 million in annual revenues in 2 years. He then served as President of Worldwide Freight Corp, a non-asset based logistics company before joining XRG in 2003.

Stanley Shadden,President XRG Logistics, - Sweetwater, TN Mr. Shadden began his career in the trucking industry over 38 years ago in Chattanooga, Tennessee. As an over-the-road driver, Mr. Shadden acquired invaluable first-hand knowledge of not only what is needed to serve the client's needs, but also what issues are important to the drivers. With over eleven years of experience as a driver, he easily transitioned into management positions in several capacities. As Operations Manager at Southwest Motor Freight, he was entrusted with the management of dispatch, personnel, payroll and maintenance. In 1984, he became the Owner/Manager of a 24 truck company, Shadden Trucking. Mr. Shadden further added to his long list of accomplishments within the trucking industry when he started the logistics division of U.S. Express. At U.S. Express, he managed fleet operations and customer service, as well as training company representatives. Within the last few years, Mr. Shadden has focused his efforts on J. Bently Companies, Inc., where he was responsible for sales, dispatch, driver management, equipment management and other key fleet-related responsibilities. Mr. Shadden oversees all aspects of J. Bently Companies, an XRG subsidiary operation. XRG Logistics, Inc John Limerick, Sr., President, CEO Express Freight Systems, Inc Mr. John Limerick, Sr., President, Chief Executive Officer. Of Express Freight Systems, Inc. a wholly owned subsidiary of XRG, Inc. Mr. Limerick has over forty-four years experience in the truckload carrier industry. He founded Express in 1987 and grew the carrier to over $18 million in revenue, and has consistently achieved profitability.

Acquisition History

Acquired Companies Pro Forma Income Statement on a pooling accounting basis Assumes 10% organic growth rate Assumes companies are owned for a full year

Acquired Companies Pro Forma Balance Sheet and EBITDA Calculation on a pooling accounting basis

Acquisition Criteria XRG, Inc - Tampa, FL XRG believes that the highly fragmented nature of the truckload carrier industry creates significant acquisition opportunities, as only 1% of carriers have annual revenues in excess of $100 million. We consider the following factors when evaluating specific carriers for acquisition. Companies are evaluated as a whole; no one issue is determinative. Profitability Gross margin Management experience Compatibilities or synergies Reputation Customer base Efficiencies and equipment capacity

Acquisition Model XRG typically can pay 1-5x EBITDA combination of cash, stock, assumption of debt, and earn-out XRG values companies by adding the value of Net Liquid Assets Cash + A/R - A/P - Accruals Net Equity of Equipment Orderly liquidation value - debt (asset-based companies only) Goodwill customers, margins, value added, etc.

Summary Trucking industry is large and very fragmented, creating significant opportunities for consolidation XRG has an experienced management team XRG plans to successfully grow to $500 million in revenue in 24 months